Exhibit 4.1

FORM OF UNDERWRITER’S WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “Securities ACT”) OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

This Warrant is subject to restrictions on transfer and may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Warrant or the Shares acquirable upon exercise hereof, other than in compliance with Rule 5110(E) of the Financial Industry Regulatory Authority, Inc. and Section 8 hereof.

WARRANT

To Subscribe for and Purchase
Shares of Common Stock of

Fresh Vine Wine, Inc.

Date: December 17, 2021

THIS CERTIFIES THAT, for value received, [________________________], or its registered assigns, (herein referred to as the “Purchaser” or “holder”), is entitled to subscribe for and purchase from Fresh Vine Wine, Inc., a Nevada corporation (herein called the “Company”), Eighty-Two Thousand Five Hundred (82,500) shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company (subject to adjustment as noted below) at the exercise price of $12.00 per Share (the “Warrant Purchase Price”) (subject to adjustment as noted below). This Warrant may only be exercised during the Exercise Period specified herein. This Warrant has been issued pursuant to the Underwriting Agreement, dated December 13, 2021, between the Company and The Oak Ridge Financial Services Group, Inc. as representative of the several underwriters listed in Schedule I thereto, in connection with a public offering (the “Offering”) of 2,200,000 shares of Common Stock.

This Warrant is subject to the following provisions, terms and conditions:

1. The Warrant exercise period (the “Exercise Period”) for this Warrant shall begin on the one year anniversary of the effective date of the Offering and shall then continue for four years from the start of the exercise period. As used herein, the “effective date of the Offering” means December 13, 2021.

2. The rights represented by this Warrant may be exercised, in whole or in part, by the holder hereof as follows:

(a) The holder hereof shall deliver to the Company written notice of exercise of this Warrant and in connection therewith shall surrender this Warrant (properly endorsed if required) at the principal office of the Company and pay the Warrant Purchase Price for such Shares as provided for herein. This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company.

(b) The holder hereof shall pay the Warrant Purchase Price (i) in immediately available funds or (ii) by “cashless exercise”, in which event the Company shall issue to the holder hereof a number of Shares determined as follows:

X = Y * [(A-B)/A]

where:

X = the number of Shares to be issued to the holder.

Y = the total number of Shares with respect to which this Warrant is being exercised.

A = the fair market value of one Share at the time the “cashless exercise” election is made.

B = the Warrant Purchase Price then in effect for the Shares at the time the “cashless exercise” election is made.

For purposes of this Warrant, the fair market value of one Share as of a particular date shall be determined as follows: (i) if the Common Stock is traded on a U.S. national securities exchange, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 10-Trading Day period ending on the Trading Day prior to the net exercise election; (ii) if clause (i) is not applicable, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) of the Common Stock on the principal securities exchange or securities market on which the Common Stock trades over the 10-Trading Day period ending on the Trading Day prior to the net exercise election; and (iii) if none of the foregoing is applicable, the value shall be the fair market value of one share of Common Stock mutually agreed upon by the holder and the Company; provided, that if the Company and the holder are unable to agree upon the fair market value of a Share, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value, and such determination shall be binding upon all parties absent demonstrable error.

For purposes of this Warrant, “Trading Day” means any day on which the Common Stock is traded on a U.S. stock exchange or, if inapplicable, the principal securities exchange or securities market on which the Common Stock is then traded.

(c) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the date this Warrant is exercised in accordance with its terms) issue or cause to be issued and cause to be delivered to or upon the written order of the holder and in such name or names as the holder may designate (provided that, if the holder directs the Company to deliver a certificate for the Shares in a name other than that of the holder or an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the holder, it shall deliver to the Company on the date of exercise an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Shares issuable upon such exercise or credit for such Shares through the facilities of The Depository Trust Company (“DTC”) to the account designated by the holder (with any restrictive legends required by applicable securities laws). The form of delivery of the Shares acquired upon exercise will be at the election of the holder, subject to the other terms of this Warrant. The holder, or any person permissibly so designated by the holder to receive the Shares acquired upon exercise hereof, shall be deemed to have become the holder of record of such Shares as of the date notice of exercise of payment of the applicable Warrant Purchase Price is made in accordance with the terms hereof.

(d) If by the fifth Trading Day after the date this Warrant is exercised in accordance with this Section 2 the Company fails to deliver the required number of Shares in the manner required pursuant to Section 2(c), then, in addition to any other remedy the holder may have at law or in equity (including a decree of specific performance or injunctive relief), the holder hereof will have the right to rescind such exercise.

(e) In the event that this Warrant has not been exercised prior to the end of the Exercise Period and the fair market value of one Share as determined in accordance with the provisions hereof exceeds the Warrant Purchase Price on the last day of the Exercise Period, on such date this Warrant will be automatically exercised pursuant to the cashless exercise provisions set forth in Section 2(b); provided, that the holder hereof, upon the request of the Company, must surrender to the Company of this Warrant within 30 days of a request for delivery of thereof by the Company. If the holder hereof does not surrender this Warrant within such time period, this Warrant will be deemed to not have been exercised under this Section 2(e) and will terminate and no longer be exercisable.

3. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Warrant, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof have been duly authorized and will, upon issuance and payment therefor, be validly issued and fully paid. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of its shares of Common Stock to provide for the exercise of the rights represented by this Warrant, free from preemptive rights or other actual contingent purchase rights other than those held by a holder of this Warrant (as a result of holding this Warrant).

4. The Company will pay any documentary stamp taxes attributable to the issuance of Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants, or Shares issued upon exercise of this Warrant, in a name other than that of the Purchaser. The Purchaser shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Shares upon exercise hereof.

5. The above provisions are, however, subject to the following:

(a) The Warrant Purchase Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such adjustment, the number of Shares obtained by multiplying the Warrant Purchase Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Purchase Price resulting from such adjustment.

(b) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Purchase Price in effect immediately prior to such combination shall be proportionately increased.

(c) If any capital reorganization or reclassification of the capital stock of the Company, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock or securities with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification or consolidation, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued or payable with respect to or in exchange for a number of Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification or consolidation not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

(d) Upon any adjustment of the Warrant Purchase Price or any adjustment of any material terms hereof, then and in each such case an officer of the Company shall, as soon as practicable after the occurrence of any event that requires an adjustment or readjustment, give signed written notice thereof, by first–class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Purchase Price resulting from such adjustment, any material change in the terms of the Warrant, and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e) In case any time:

(i) there shall be any capital reorganization, or reclassification of the capital stock of the Company; or

(ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such distribution or subscription rights, or (B) such reorganization, reclassification or consolidation, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto, unless such notice period is waived in writing by the registered holder of this Warrant.

(f) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of the Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

6. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

7. If at any time during the term of the Warrant there is not an effective registration statement under the Securities Act covering the resale of the Shares and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the holder hereof a written notice of such determination and, if within 15 days after the date of such notice, the holder hereof shall so request in writing, the Company shall include in such registration statement all or any part of the Shares the holder hereof requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and any limitations imposed by applicable law. The holder may have shares registered pursuant to this Section 7 on not more than two occasions, and under no circumstances may shares be registered under this Section 7 more than seven years from the effective date of the offering. The Company shall bear any costs of a registration described in this Section 7, provided that, (i) all underwriting discounts and commissions attributable to any Shares so registered will be borne by the holder; and (ii) any fees and expenses of counsel for the selling shareholders will be payable by such shareholders pro rata.

8. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender. Subject to compliance with applicable securities laws and the other terms of this Warrant, this Warrant may be assigned or transferred by the holder and this Warrant shall be binding on and inure to the benefit of the parties hereto and their respective transferees, successors and assigns. Notwithstanding the foregoing, pursuant to Rule 5110(e) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), this Warrant shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Warrant or the Shares acquirable upon exercise hereof, by any person for a period of one year immediately following the effective date of the Offering, except as provided in paragraph (e)(2) of Rule 5110(e) of the FINRA.

9. Each certificate for the securities purchased under this Warrant shall bear a legend as follows (or substantially similar legend) unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the counsel of the Company, or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission and compliance with applicable state securities law has been established.

10. The Company will not be required upon the exercise of this Warrant to issue fractions of Shares, but may, at its option, either (a) purchase such fraction for an amount in cash equal to the current value of such fractional Share computed on the basis of the closing market price of the Common Stock as quoted on the principal exchange or trading facility on which the Common Stock is traded on the Trading Day immediately preceding the day upon which this Warrant was surrendered for exercise in accordance with Section 2 hereof, or (b) round the fractional Share up to the nearest full Share and issue such full Share. By accepting this Warrant, the holder hereof expressly waives any right to receive any fractional Share upon exercise of a Warrant, except as expressly provided in this Section 10.

11. If this Warrant is exercised for less than all of the then-current number of Shares purchasable hereunder, then the Company shall, concurrently with the issue of the Shares purchased by the holder hereof upon such exercise in accordance with Section 2, issue a new warrant exercisable for the remaining number of Shares purchasable under this Warrant.

12. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and security reasonably satisfactory to it (which may include a customary and reasonable indemnity, which shall not include a surety bond, if requested), the Company shall execute and deliver a new warrant of like tenor as the Warrant so lost, stolen, destroyed or mutilated.

13. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company and the holder agree that the prevailing party(ies) in any action or proceeding arising out of or relating to this Warrant shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

14. All modifications or amendments of this Warrant shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

15. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

16. This Warrant shall inure solely to the benefit of and shall be binding upon, the holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

[Signature Page Follows]

IN WITNESS WHEREOF, Fresh Vine Wine, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date set forth above.

Fresh Vine Wine, Inc.

By:
Name:	Damian Novak
Title:	Executive Chairman

Acknowledged and agreed:

[__________________________________]

By:
Name:
Title:

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder
Desires to Exercise this Warrant in Whole or in Part

To: Fresh Vine Wine, Inc. (the “Company”)

The undersigned ___________________________________

Please insert tax identification number of Subscriber:

_______________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________ shares of Common Stock (the “Shares”) provided for therein.

Payment of the Warrant Purchase Price for the Shares shall take the form of [Check the applicable box below]:

☐	Immediately available U.S. funds; or

☐	the cancellation of such number of Shares as is necessary to satisfy the Warrant Purchase Price with respect to the “cashless exercise” of the number of Shares set forth above in accordance with the formula set forth in Section 2(b)(ii) of the Warrant.

The undersigned requests that such Shares be registered in the name of the undersigned or in such other name specified below:

Name: ______________________________________________________________________________________________

The Shares shall be delivered as follows:

___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________

and, if such number of Shares does not constitute all shares purchasable under the Warrant, that a new Warrant for the balance remaining of such shares be registered in the name of, and delivered to, the undersigned at the address stated above.

Unless the undersigned has selected the “cashless exercise” option provided for in Section 2(b)(ii) of the Warrant, the undersigned hereby represents and warrants that the undersigned is acquiring the Shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Dated:

Name of Holder:

Signature

Title